Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) has been prepared based on the historical audited consolidated financial statements of Coeur Mining, Inc. (“Coeur”), the historical audited consolidated financial statements of New Gold Inc. (“New Gold”), and the historical unaudited pro forma condensed combined statement of comprehensive income of Coeur adjusted for SilverCrest Metals Inc. (“SilverCrest”) as indicated below, and is intended to provide information about how the acquisition of New Gold by Coeur (the “Arrangement”, as described in Note 1) might have affected Coeur’s historical financial statements.
The unaudited pro forma condensed combined statement of comprehensive income (“unaudited pro forma statement of comprehensive income”) for the year ended December 31, 2025, combines the historical audited consolidated statements of comprehensive income of Coeur adjusted for SilverCrest Metals Inc. (“SilverCrest”) for the corresponding periods, with the respective historical audited consolidated income statement of New Gold, as if the Arrangement had occurred on January 1, 2025. The unaudited pro forma condensed combined balance sheet (“unaudited pro forma combined balance sheet”) as of December 31, 2025, combines the historical audited consolidated balance sheet of Coeur and the historical audited consolidated statement of financial position of New Gold each as of December 31, 2025, as if the Arrangement had occurred on December 31, 2025.
The Unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with:
•the accompanying notes to the Unaudited Pro Forma Financial Information;
•the historical audited consolidated financial statements of Coeur for the year ended December 31, 2025, included in Coeur’s annual report on Form 10-K, filed with the SEC on February 18, 2026;
•the unaudited proforma condensed consolidated statement of comprehensive income of Coeur adjusted for SilverCrest for the period ended December 31, 2025, included in Coeur’s annual report on Form 10-K, filed with the SEC on February 18, 2026;
•the historical audited consolidated financial statements of New Gold for the year ended December 31, 2025, included in New Gold’s report of foreign issuer on Form 6-K, filed with the SEC on March 20, 2026; and
•other information relating to Coeur and New Gold contained in or incorporated by reference into this document.
The Unaudited Pro Forma Financial Information is presented using the acquisition method of accounting, as further described in Note 1, with Coeur as the acquirer of New Gold. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of New Gold based on their respective fair market values.
The Unaudited Pro Forma Financial Information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the Unaudited Pro Forma Financial Information. The information has been adjusted to include estimated Arrangement accounting adjustments, which reflect the application of the accounting required by U.S. GAAP.
The information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined company. The Unaudited Pro Forma Financial Information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement and, accordingly, do not attempt to predict or suggest future results.

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2025

In thousands, except share data	Historical Coeur	Reclassified Historical New Gold (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$553,597	$330,137	$—		$—		$883,734
Receivables	69,160	15,200	—		—		84,360
Inventory	163,330	154,183	—		240,853	5(b)	558,366
Ore on leach pads	157,461	—	—		—		157,461
Prepaid expenses and other	29,129	16,367	—		—		45,496
	972,677	515,887	—		240,853		1,729,417
NON-CURRENT ASSETS
Property, plant and equipment and mining properties, net	2,744,884	2,509,601	(614,689)	4(a)(d)(e)	7,738,640	5(c)	12,378,436
Goodwill	625,812	—	—		—		625,812
Ore on leach pads	119,446	—	—		—		119,446
Non-current inventory	—	111,647	(62,900)	4(f)	147,822	5(b)	196,569
Restricted assets	9,114	—	—		—		9,114
Receivables	19,683	—	—		—		19,683
Deferred tax assets	140,553	36,400	204,409	4(g)	(240,809)	5(e)	140,553
Other	63,513	6,124	—		—		69,637
TOTAL ASSETS	$4,695,682	$3,179,659	$(473,180)		$7,886,506		$15,288,667
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$148,872	$313,901	$(87,900)	4(b)	$—		$374,873
Accrued liabilities and other	212,213	73,900	—		19,900	5(a)	306,013
Debt	16,996	—	—		—		16,996
Reclamation	15,063	4,100	—		—		19,163
	393,144	391,901	(87,900)		19,900		717,045
NON-CURRENT LIABILITIES
Debt	323,537	394,218	—		30,604	5(g)	748,359
Reclamation	262,448	130,370	4,615	4(a)	—		397,433
Deferred tax liabilities	322,983	121,900	119,139	4(g)	2,542,332	5(e)	3,106,354
Other long-term liabilities	80,519	229,305	(222,200)	4(b)	—		87,624
	989,487	875,793	(98,446)		2,572,936		4,339,770
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share	6,421	3,336,997	—		(3,333,070)	5(d)	10,348
Additional paid-in capital	5,783,019	74,268	—		6,860,506	5(d)	12,717,793
Accumulated deficit	(2,476,389)	(1,499,300)	(286,834)	4(b)(d)(e)(f)	1,766,234	5(d)	(2,496,289)
	3,313,051	1,911,965	(286,834)		5,293,670		10,231,852
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,695,682	$3,179,659	$(473,180)		$7,886,506		$15,288,667
See accompanying notes to unaudited pro forma condensed combined financial information.

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income
For the Year Ended December 31, 2025

In thousands	Historical Coeur Adjusted for SilverCrest (Note 6)	Reclassified Historical New Gold (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined

Revenue	$2,125,103	$1,476,120	$17,078	4(b)	$—		$3,618,301
COSTS AND EXPENSES
Costs applicable to sales(1)	921,656	456,408	150,895	4(b)(d) (f)	240,853	5(b)	1,769,812
Amortization	271,101	235,300	(45,651)	4(a)(d) (f)	779,907	5(c)	1,240,657
General and administrative	68,647	88,682	—		8,271	5(g)	165,600
Exploration	86,925	41,073	—		—		127,998
Pre-development, reclamation, and other	70,063	20,590	4,571	4(a)	19,900	5(a)	115,124
Asset impairment reversal	—	(501,400)	501,400	4(e)	—		—
Total costs and expenses	1,418,392	340,653	611,215		1,048,931		3,419,191
Income from operations	706,711	1,135,467	(594,137)		(1,048,931)		199,110
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	(113)	—	(22,800)	4(c)	—		(22,913)
Fair value adjustments, net	6,301	(170,500)	130,700	4(b)(c)	—		(33,499)
Interest expense, net of capitalized interest	(30,842)	(37,181)	—		(4,372)	5(g)	(72,395)
Other, net	6,973	(9,400)	—		—		(2,427)
Total other income (expense), net	(17,681)	(217,081)	107,900		(4,372)		(131,234)
Income before income and mining taxes	689,030	918,386	(486,237)		(1,053,303)		67,876
Income and mining tax (expense) benefit	(97,820)	(60,500)	62,366	4(f)	106,809	5(e)	10,855
NET INCOME	$591,210	$857,886	$(423,871)		$(946,494)		$78,731
OTHER COMPREHENSIVE INCOME:
Income (loss) on revaluation of non-current derivative financial liabilities	—	(10,900)	20,900	4(b)(c)	—		10,000
Deferred income tax recognized in other comprehensive income	—	11,800	—		—		11,800
Accumulated other comprehensive income reclassified to retained earnings	—	200	—		—		200
Other comprehensive income	—	1,100	20,900		—		22,000
COMPREHENSIVE INCOME	$591,210	$858,986	$(402,971)		$(946,494)		$100,731

NET INCOME PER SHARE
Basic income per share:
Basic	$0.97					5(f)	$0.08

Diluted	$0.96					5(f)	$0.08
(1) Excludes amortization.
See accompanying notes to unaudited pro forma condensed combined financial information.

1. Description of the Transaction
On November 2, 2025, the Company entered into a definitive agreement (the “Arrangement Agreement”) whereby, a wholly-owned subsidiary of Coeur would acquire all of the issued and outstanding shares of New Gold pursuant to a court-approved plan of arrangement (the “New Gold Transaction”). Under the terms of the Arrangement Agreement, New Gold shareholders received 0.4959 Coeur common shares for each New Gold common share (the “Exchange Ratio”). The Company completed the New Gold Transaction on March 20, 2026, acquiring all of the issued and outstanding shares of New Gold in exchange for 392,682,578 of Coeur common stock, par value $0.01.
2. Basis of Presentation
The accompanying Unaudited Pro Forma Financial Information presents the unaudited pro forma statement of comprehensive income which give effect to the acquisition of SilverCrest completed on February 14, 2025 and the acquisition of New Gold completed on March 20, 2026 and the unaudited pro forma balance sheet of Coeur, which give effect to the acquisition of New Gold completed on March 20, 2026. Both statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Coeur and New Gold prepare their consolidated financial statements on the basis of a fiscal year ended December 31, 2025. The unaudited pro forma statement of comprehensive income was prepared using:
•the historical audited consolidated statement of comprehensive income of Coeur for the year ended December 31, 2025; and
•the unaudited proforma condensed consolidated statement of comprehensive income of Coeur adjusted for SilverCrest for the period ended December 31, 2025, included in Coeur’s annual report on Form 10-K, filed with the SEC on February 18, 2026;
•the historical audited consolidated income statement of New Gold for the year ended December 31, 2025.
The historical audited consolidated financial statements of Coeur are prepared in accordance with U.S. GAAP and are reported in U.S. dollars. The unaudited pro forma condensed combined statements of comprehensive income of Coeur and SilverCrest are prepared in accordance with U.S. GAAP and are reported in U.S. dollars. The historical audited consolidated financial statements of New Gold are prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS”) and are reported in U.S. dollars.
The unaudited pro forma statements of comprehensive income and the unaudited pro forma balance sheet give effect to the Arrangement as if it had occurred on January 1, 2025, and December 31, 2025, respectively.
The Arrangement will be accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification (“ASC”) 805, Business Combinations, (“ASC 805”), under U.S. GAAP, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values as of the date of the Arrangement. As of the date of this filing, Coeur has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of New Gold’s assets to be acquired and liabilities to be assumed and the related allocations of purchase price.
Material adjustments have been made to reflect New Gold’s historical audited consolidated financial statements on a U.S. GAAP basis for purposes of the unaudited pro forma financial information and to align New Gold’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. As of the date of this filing, Coeur has not identified all adjustments necessary to convert New Gold’s historical audited financial statements prepared in accordance with IFRS to U.S. GAAP and to conform New Gold’s accounting policies to Coeur’s accounting policies.
A final determination of the fair value of New Gold’s assets and liabilities, including property, plant and mine development, will be based on the actual property, plant and mine development of New Gold that exist as of the closing date of the Arrangement. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Financial Information presented herein. Coeur has estimated the fair value of New Gold’s assets and liabilities based on discussions with New Gold’s management, preliminary valuation studies, due diligence and information presented in New Gold’s filings with the Canadian securities authorities.
A final determination of fair value of New Gold’s assets and liabilities has not been finalized as of the date of filing. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and unaudited pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.
Purchase Consideration
Coeur completed the New Gold Transaction on March 20, 2026, acquiring all of the issued and outstanding shares of New Gold in exchange for 392,682,578 common shares. Based on the closing price of Coeur common shares on the NYSE on March 20, 2026, the implied total equity value was $6.9 billion.

(in thousands, except for share and per share data)	Shares	Per Share	Preliminary Purchase Consideration
Stock Consideration
Shares of Coeur exchanged for New Gold issued and outstanding common shares	392,682,578	$17.67	$6,938,701
Total Preliminary Purchase Consideration			$6,938,701

Preliminary Purchase Price Allocation
The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed of New Gold for the purposes of the Unaudited Pro Forma Financial Information as if the Arrangement had occurred on December 31, 2025:

(in thousands)
Preliminary Purchase Price Allocation
Cash and Cash equivalents	$330,137
Receivables	15,200
Inventory	395,036
Prepaid expenses and other	16,367
Property, plant and equipment and mining properties, net	9,637,128
Non-current inventories	196,569
Other	6,124
Total Assets	10,596,561
Accounts payable	226,000
Accrued liabilities and other	73,900
Reclamation – current	4,100
Debt	424,822
Reclamation	134,985
Deferred tax liabilities	2,786,948
Other long-term liabilities	7,105
Total liabilities	3,657,860
Net assets acquired	6,938,701

3. New Gold Historical Financial Statements

New Gold’s historical audited consolidated financial statements as described above are presented under IFRS in U.S. dollars. The reclassified historical balances reflect certain reclassifications of New Gold’s consolidated income statement and consolidated statement of financial position categories to conform to Coeur’s presentation in its consolidated statement of comprehensive income and consolidated balance sheet. In addition, material adjustments have been made to align New Gold’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. Further review may identify additional reclassifications that could have a material impact on the unaudited pro forma financial information of the combined group. The reclassifications identified and presented in the unaudited pro forma financial information are based on discussions with New Gold’s management, due diligence and information presented in New Gold’s filings with Canadian securities authorities and the SEC. As of the date of this filing, Coeur is not aware of any additional reclassifications that would have a material impact on the Unaudited Pro Forma Financial Information that are not reflected in the pro forma adjustments.

The reclassifications are summarized below:

Condensed Consolidated Statement of Financial Position
As of December 31, 2025
USD in thousands

New Gold Financial Statement Line	Historical New Gold	Reclassification Adjustments	Notes	Reclassified Historical New Gold	Coeur Financial Statement Line
ASSETS
Current assets
Cash and cash equivalents	$330,137			$330,137	Cash and cash equivalents
Trade and other receivables	15,200			15,200	Receivables – current
Inventories	154,183			154,183	Inventory
Prepaid expenses and other	15,653	714	(a)	16,367	Prepaid expenses and other
Investments	714	(714)	(a)	—
Total Current assets	$515,887	$—		$515,887	Total Current assets
Mining interests	2,513,501	(3,900)	(b)	2,509,601	Property, plant and equipment and mining properties, net
Non-current inventories	111,647	—		111,647	Non-current inventories
Other assets	2,224	3,900	(b)	6,124	Other
Deferred tax assets	36,400			36,400	Deferred tax assets
Total assets	$3,179,659	$—		$3,179,659	Total assets
LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	$318,801	$(4,900)	(c)(d)	$313,901	Accounts payable
Gold prepayment obligation	72,500	1,400	(d)(e)	73,900	Accrued liabilities and other
Current income tax payable	600	(600)	(e)	—
	—	4,100	(c)	4,100	Reclamation – current
Total current liabilities	$391,901	$—		$391,901	Total current liabilities
Reclamation and closure cost obligations	130,370	—		130,370	Reclamation
Non-current derivative financial liabilities	222,230	(222,230)	(f)	—
Long-term debt	394,218	—		394,218	Debt
Deferred tax liabilities	121,900	—		121,900	Deferred tax liabilities
Lease obligations	1,500	(1,500)	(f)	—
Other liabilities	5,575	223,730	(f)	229,305	Other long-term liabilities
Total liabilities	$1,267,694	$—		$1,267,694	Total liabilities
Equity
Common shares	$3,336,997	$—		$3,336,997	Common stock
Contributed surplus	104,368	(30,100)	(g)	74,268	Additional paid-in capital
Other reserves	(30,100)	30,100	(g)	—
Deficit	(1,499,300)	—		(1,499,300)	Accumulated deficit
Total equity	$1,911,965	$—		$1,911,965	Total equity
Total liabilities and equity	$3,179,659	$—		$3,179,659	Total liabilities and stockholders’ equity
(a) Represents a reclassification of New Gold’s current investments, historically included in investments, to prepaid expenses and other at Coeur.
(b) Represents a reclassification of New Gold’s right-of-use assets historically included in mining interests to other at Coeur.
(c) Represents a reclassification of New Gold’s current portion of reclamation and closure cost obligations historically included in trade and other payables to reclamation at Coeur.
(d) Represents a reclassification of New Gold’s current portion of lease liabilities historically included in trade and other payables to accrued liabilities and other at Coeur.

(e) Represents a reclassification of New Gold’s current income tax payable and gold prepayment obligations historically included in current income tax payable and gold prepayment obligations respectively to accrued liabilities and other at Coeur.
(f) Represents a reclassification of New Gold’s lease obligations and non-current derivative financial liabilities historically included in lease obligations and non-current derivative financial liabilities respectively to other long-term liabilities at Coeur.
(g) Represents a reclassification of New Gold’s other reserves historically included in other reserves to additional paid-in capital at Coeur.

Condensed Consolidated Income Statement
For the year ended December 31, 2025
USD in thousands

New Gold Financial Statement Line	Historical New Gold	Reclassifications Adjustments	Notes	Reclassified Historical New Gold	Coeur Financial Statement Line
Revenues	$1,476,120	$—		$1,476,120	Revenue

Operating expenses	456,408	—		456,408	Costs applicable to sales
Depreciation and depletion	235,000	300	(a)	235,300	Amortization
Revenue less cost of goods sold	784,712	(300)		784,412
Corporate administration	24,647	64,035	(b)	88,682	General and administrative
Corporate restructuring	3,300	17,290	(c)(f)	20,590	Pre-development, reclamation, and other
Share-based payment expenses	64,035	(64,035)	(b)	—
New Afton free cash flow interest (income) expense	2,800	(2,800)	(e)	—
Asset impairment reversal	(501,400)	—		(501,400)
Exploration and business development	41,073	—		41,073	Exploration
Earnings from operations	1,150,257	(14,790)		1,135,467	Income from operations
Finance income	5,383	(5,383)	(e)	—
	—	(170,500)	(d)	(170,500)	Fair value adjustments, net
Finance costs	(44,254)	7,073	(a)(c)(e)	(37,181)	Interest expense, net of capitalized interest
Transaction costs	(13,100)	13,100	(f)	—
Other losses	(179,900)	170,500	(d)	(9,400)	Other, net
Earnings before taxes	918,386	—		918,386	Income before income and mining taxes
Income tax (expense) recovery	(60,500)	—		(60,500)	Income and mining tax (expense) benefit
Net earnings	$857,886	$—		$857,886	Net income
(a) Represents a reclassification of New Gold’s interest expense on lease, historically included in finance costs expenses, to amortization at Coeur.
(b) Represents a reclassification of New Gold’s share-based payment expenses, historically included in share-based payment expenses, to general and administrative at Coeur.
(c) Represents a reclassification of New Gold’s unwinding of discount on reclamation obligation, historically included in finance costs, to pre-development, reclamation, and other at Coeur.
(d) Represents a reclassification of New Gold’s gains and losses for financial and derivative assets and liabilities, historically included in other losses to fair value adjustments, net
(e) Represents a reclassification of New Gold’s New Afton free cash flow interest (income) expense and finance income, historically included in New Afton free cash flow interest (income) expense and finance income, to interest expense, net of capitalized interest at Coeur.
(f) Represents a reclassification of New Gold’s transaction cost on acquisition, to pre-development, reclamation, and other at Coeur.

4. IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments
IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect New Gold’s audited historical consolidated income statement and consolidated statement of financial position on a U.S. GAAP basis for the purposes of the Unaudited Pro Forma Financial Information. In addition, material adjustments have also been made to align New Gold’s significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP when there is no specific difference between IFRS and U.S. GAAP.
(a) Reclamation and remediation liabilities
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, adjusted for inflation, associated with reclamation as a liability, at a risk-free rate, when the liability is incurred. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
The Unaudited Pro Forma Financial Information does not reflect the impact of converting New Gold’s reclamation and remediation liabilities and related reclamation and remediation expenses on a U.S. GAAP basis as it is impractical to re-estimate the impact of period-to-period revisions to the timing or amount of the original reclamation liability over historical periods using the layering approach and credit-adjusted risk-free rates.
The following table reflects the impacts of changes made to the reclamations and remediation liabilities:

(in thousands)	As of December 31, 2025	For the year ended December 31, 2025
Condensed Balance Sheet
Property, plant and equipment and mine development, net	$4,615
Reclamation liabilities	$4,615
Condensed Statement of Comprehensive Income
Amortization		$39
Pre-development, reclamation and other		$4,571
(b) Gold stream obligation
New Gold entered into a streaming agreement with RGLD Gold AG (Switzerland), receiving an advance of $175 million. Under IFRS, this advance was recorded as a financial liability measured at fair value through profit and loss (“FVTPL”), whereas under U.S. GAAP, it is treated as deferred revenue and amortized over the delivery schedule. Accordingly, the pro forma adjustments include: (i) reversal of the liability balance as of December 31, 2025, since under US GAAP the deferred revenue was fully amortized by April 2025; (ii) reversal of fair value gains/losses recognized under IFRS, as U.S. GAAP does not permit such measurement; and (iii) recognition of revenue and related cost of sales under U.S. GAAP. These adjustments eliminate IFRS liability and fair value effects, replacing them with deferred revenue recognition under U.S. GAAP.
The following table reflects the impacts of changes made for the gold stream obligation:

(in thousands)	As of December 31, 2025	For the year ended December 31, 2025
Condensed Balance Sheet
Accounts payable	$(87,900)
Other long-term liabilities	$(222,200)
Accumulated deficit	$310,100
Condensed Statement of Comprehensive Income
Fair value adjustments, net		$140,700
Other comprehensive income		$10,900
Revenue		$17,078
Costs applicable to sales		$68,278
(c) Free Cash Flow (“FCF”) interest obligation
In March 2020, New Gold entered into a strategic partnership ("Original Agreement") with Ontario Teachers Pension Plan (“OTPP”). Under the terms of the Original Agreement, OTPP acquired a 46% FCF interest in the New Afton mine for upfront cash proceeds of $300 million. The Original Agreement was determined to be a financial liability that New Gold designated as FVTPL under the scope of IFRS 9. In May 2024, the FCF agreement was amended. In exchange for a $255 million cash payment from New Gold to OTPP, OTPP's interest in the Free Cash Flows was reduced from 46% to 19.9%. As part of this amendment, New Gold also granted OTPP a right to receive $20 million in cash if the Company were to complete a change of control (“CoC”) by January 2026. In July 2024, the Company made a final payment of $42.6 million to OTPP as part of the minimum cash guarantee under the terms of the Original Agreement. Upon extinguishment of the FVTPL liability, $114.5 million presented in other comprehensive income relating to changes in the credit risk of the liability was subsequently transferred to deficit. Under IFRS, this was treated as a derecognition event of the entire financial liability and a sale of a mineral interest to OTPP. The remaining FCF obligation was treated as an executory contract i.e., only recognize/accrue when such amount is due and payable. Under U.S. GAAP, the arrangement would continue to be accounted for as a debt instrument under ASC 470, with the contingent consideration payable in cash to be classified as a liability instrument and recorded at fair value. The fair value of the contingent consideration payment in cash is included in the calculation of extinguishment gain or loss and subsequently remeasured each period with changes in fair value recorded in earnings. Upon settlement of the liability, U.S. GAAP requires a reclassification of other comprehensive income (“OCI”) through the income statement, Fair value adjustments, net.
In April 2025, New Gold entered into an agreement with OTPP to acquire the remaining FCF obligation and the $20 million contingent liability in exchange for $300 million in cash. Under IFRS, this was accounted for as a reacquisition of the mining interest and extinguishment of the CoC contingent liability. Under U.S. GAAP, the remaining FCF obligation and contingent consideration would be remeasured at fair value immediately before settlement, and an extinguishment gain, or loss would be recognized based on the difference between cash paid and the combined fair values of the extinguished obligations. Upon settlement of the liability, U.S. GAAP requires a reclassification of OCI through the income statement, Fair value adjustments, net.
The following table reflects the impacts of changes made for the free cash flow interest obligation:

(in thousands)	For the year ended December 31, 2025
Condensed Statement of Comprehensive Income
Gain (loss) on debt extinguishment	$(22,800)
Fair value adjustments, net	$(10,000)
Other comprehensive income	$10,000

(d) Capitalized Stripping Costs
Under IFRS, certain stripping costs incurred during the production phase are capitalized as part of mineral property assets when they provide improved access to ore reserves. These costs are subsequently amortized over the expected useful life of the improved access.
In contrast, under U.S. GAAP, stripping costs incurred during the production phase are generally expensed as incurred and included in cost of sales. U.S. GAAP does not permit capitalization of such costs unless they meet specific development criteria.
To align New Gold’s accounting with U.S. GAAP for pro forma purposes, the following adjustments have been made:
1.Previously capitalized stripping costs under IFRS have been removed from property, plant, and equipment.
2.Depreciation recorded under IFRS on the capitalized stripping costs has been reversed from the pro forma statement of Comprehensive Income.
3.The stripping costs that were capitalized under IFRS have been expensed in the pro forma statement of statement of Comprehensive Income under “Cost applicable to sales,” consistent with U.S. GAAP treatment. The offsetting entry has been recorded to accumulated deficit to reflect the historical nature of the adjustment and maintain balance sheet integrity.
The following table reflects the impacts of changes made for capitalized stripping costs:

(in thousands)	As of December 31, 2025	For the year ended December 31, 2025
Condensed Balance Sheet
Property, plant and equipment and mine development, net	$(32,634)
Accumulated deficit	$(32,634)
Condensed Statement of Comprehensive Income
Amortization		$(74,390)
Costs applicable to sales		$48,417
(e) IFRS Impairment Reversal
Under IFRS, the reversal of previously recognized impairment losses on certain non‑financial assets is permitted when there is an indication that the impairment no longer exists or has decreased.
In contrast, U.S. GAAP prohibits the reversal of impairment losses for long‑lived assets held for use, as stipulated under ASC 360 – Property, Plant, and Equipment.
To align New Gold’s accounting with U.S. GAAP for pro forma purposes, the following adjustments have been made:
1.Previously reversed impairment loss under IFRS have been added back from property, plant, and equipment.
2.Depreciation that should have been recorded under IFRS on the reversed impairment adjusted portion has been recorded in the pro forma statement of statement of comprehensive income.
The following table reflects the impacts of changes made for the reversal of previously recognized impairment losses:

(in thousands)	As of December 31, 2025	For the year ended December 31, 2025
Condensed Balance Sheet
Property, plant and equipment and mining properties, net	$(501,400)
Accumulated deficit	$(501,400)
Condensed Statement of Comprehensive Income
Asset impairment reversal		$501,400
(f) IFRS Inventory write down reversal
IFRS permits the reversal of previously recognized inventory write‑downs when the circumstances that initially caused the write‑down no longer exist or when there is clear evidence of an increase in net realizable value. Such reversals are recognized in the period in which the reversal occurs, as required by IAS 2 – Inventories.
In contrast US GAAP prohibits the reversal of inventory write‑downs once recorded. Under ASC 330 – Inventory, inventory must be carried at the lower of cost or market, and any previously recognized write‑down cannot be reversed even if market conditions improve.
Accordingly, for purposes of the pro forma financial statements, an adjustment has been recorded to eliminate the reversal recognized under IFRS and to reflect the inventory balance and related expense as they would appear under US GAAP. This adjustment includes:
1.Reduction of inventory to the level that would have been reported had the IFRS write‑down reversal not been recognized.
2.A corresponding increase in expense to remove the impact of the IFRS‑permitted reversal.
The following table reflects the impacts of changes made for the reversal of previously recognized inventory write‑downs:

(in thousands)	As of December 31, 2025	For the year ended December 31, 2025
Condensed Balance Sheet
Non-current Inventory	$(62,900)
Accumulated Deficit	$(62,900)
Condensed Statement of Comprehensive Income
Costs applicable to sales		$34,200
Amortization		$28,700
(g) Income taxes
Deferred income taxes have been recognized based on pro forma IFRS to U.S. GAAP accounting and policy alignment adjustments to identifiable assets acquired and liabilities assumed of New Gold using the statutory tax rate on a jurisdictional basis. The increase in Deferred tax liabilities reflects the preliminary estimate of deferred taxes recognized on the new book to tax basis differences of assets acquired and liabilities assumed.
The estimated income and mining tax expense impact of the IFRS to U.S. GAAP and accounting policy alignment adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.

5. Arrangement Accounting Adjustments
The following adjustments have been made to the Unaudited Pro Forma Financial Information to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma financial information of the combined group. At this time, Coeur is not aware of any additional arrangement-related adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected or disclosed in the pro forma adjustments.
(a) Arrangement costs and other one-time charges
The increase in Pre-development, reclamation, and other of $19.9 million for the year ended December 31, 2025 and the corresponding increase in Accrued liabilities and other of $19.9 million, of which $19.9 million relates to financial advisory services fees, reflects the adjustment to recognize transaction costs and other non-recurring charges expected to be incurred in connection with the Arrangement. For the year ended December 31, 2025, $34.3 million and $13.1 million were recognized in Pre-development, reclamation, and other and Transaction costs by Coeur and New Gold within their historical financial information, respectively, relating to transaction costs and non-recurring charges incurred.
(b) Inventories
The adjustment to increase Inventories by $240.9 million and increase in non-current inventories of $147.8 million reflects the adjustments to step up the pro forma balance for New Gold’s finished goods, work-in-process and stockpile inventory to the estimated fair value as of December 31, 2025. The fair value was determined based on the estimated selling price of the inventory, less the remaining processing and selling costs and a normal profit margin on those processing and selling efforts. As a result of the increase, there was an increase to Costs applicable to sales of $240.9 million for the year ended December 31, 2025.
(c) Property, plant and equipment and mine development, net
The adjustment to Property, plant and equipment and mine development, net $7,738.6 million reflects the net increase in property, plant, and equipment and mine development as of December 31, 2025, due to the impact of other arrangement adjustments and the related increase to Amortization of $779.9 million for the year ended December 31, 2025.
(d) New Gold shareholders’ equity
The adjustment reflects the adjustment of $5,313.6 million of New Gold’s shareholders’ equity, which represents the historical book value of New Gold’s net assets including IFRS to U.S. GAAP and accounting policy adjustments of $286.8 million, as a result of the application of purchase price accounting. The adjustment reflects a decrease of $3,333.1 million to Common stock and an increase of $6,860.5 million to Additional paid-in capital to reflect the issuance of 392.7 million shares of Coeur common stock with a par value of $0.01 per share to satisfy the issuance of 0.4959 shares of Coeur common stock for each New Gold common share outstanding pursuant to the Arrangement Agreement, assuming a closing price of Coeur common stock on March 20, 2026 of $17.67 per share. The table below reflects the elimination of New Gold’s shareholders’ equity after adjustments for IFRS to U.S. GAAP differences and purchase price accounting and other pro forma adjustments as of December 31, 2025:

(in thousands)	Reclassified Historical New Gold	IFRS to U.S. GAAP and Accounting Policy Adjustments	Arrangement Accounting Adjustments	Equity Adjustments	Notes	Pro Forma
Common stock	$3,336,997	$—	$—	$(3,333,070)	1	3,927
Additional paid-in capital	74,268	—	—	6,860,506	2	6,934,774
Accumulated deficit	(1,499,300)	(286,834)	(19,900)	1,786,134	3	(19,900)
Total New Gold Equity	$1,911,965	$(286,834)	$(19,900)	$5,313,570		$6,918,801
1.Represents adjustments to eliminate historical common stock of New Gold amounting to $3,337.0 million and the issuance of 392.7 million shares of Coeur common shares with a par value of $0.01 to be exchanged for 791.7 million shares of issued and outstanding New Gold shares of common stock as of December 31, 2025.
2.Represents adjustments to eliminate historical additional paid in capital of New Gold amounting to $74.3 million and to record the issuance of 392.7 million shares for $6,934.8 million, calculated by deducting the $3.9 million included in Common stock from the common stock portion of the purchase price consideration of $6,938.7 million.
3.Represents adjustments to eliminate New Gold’s historical Accumulated deficit of $1,499.3 million net of $286.8 million of IFRS to U.S. GAAP and accounting policy adjustments. The remaining $19.9 million represents transaction costs.
(e) Income taxes
Deferred income taxes have been recognized based on pro forma adjustments to identifiable assets acquired and liabilities assumed of New Gold using the statutory tax rate on a jurisdictional basis. The $2,542.3 million increase in Deferred tax liabilities and $240.8 million decrease in Deferred tax assets reflects the preliminary estimate of deferred tax assets and liabilities recognized on the new book to tax basis differences of assets acquired and liabilities assumed, and have been recognized as part of Property, plant and equipment and mining properties, net.
The estimated income and mining tax expense impact of the pro forma adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.
(f) Earnings per share
The pro forma combined diluted earnings per share presented below reflects the adjustment to weighted average number of shares outstanding based on 0.4959 shares of Coeur common stock for each New Gold share outstanding of 791.7 shares million as of December 31, 2025 as follows:

(in thousands, except per share	For the year ended December 31, 2025
Pro forma net income from continuing operations attributable to Coeur stockholders	$78,731
Pro forma basic weighted average Coeur shares outstanding[1]	1,006,018
Pro forma basic earnings per share	$0.08
Pro forma diluted weighted average Coeur shares outstanding[2]	1,015,718
Pro forma diluted earnings per share	$0.08
(1) For the year ended December 31, 2025, basic weighted average shares of 1,006.0 million is composed of 392.7 million shares of Coeur common shares to be exchanged for 791.7 million shares of issued and outstanding New Gold shares of common stock as of December 31, 2025, and 607.2 million pre-existing share of Coeur.
(2) For the year ended December 31, 2025, diluted weighted average shares of 1,015.7 million includes 7.4 million and 2.3 million associated with Coeur’s and New Gold’s stock-based compensation plans.
(g) Long-term Debt
The adjustment to increase long term debt $30.6 million reflects the fair value estimate of debt as of December 31, 2025, and the related increase to Interest expense of $4.4 million for the year ended December 31, 2025.

6. SilverCrest Arrangement Accounting Adjustments
Coeur completed the acquisition of SilverCrest on February 14, 2025. Coeur’s historical consolidated financial statements for the period January 1, 2025 through February 14, 2025 do not include SilverCrest’s results of operations.
In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed combined financial information gives effect to this arrangement as if it had occurred at the beginning of the periods presented. The pro forma financial information also reflects a separate arrangement for the completed acquisition of SilverCrest that required separate financial statements under Rule 3-05 of Regulation S-X and was previously reported on Form 8-K/A in 2025.
To provide a more meaningful presentation of the combined entity’s operating results, management has prepared Coeur’s historical statement of comprehensive income adjusted to include SilverCrest’s historical results, together with related pro forma adjustments. These adjustments include:
a.Arrangement Accounting Adjustments to reflect the impact of the acquisition accounting under U.S. GAAP;
b.IFRS to U.S. GAAP Conversion Adjustments to align SilverCrest’s historical financial information with Coeur’s accounting policies and U.S. GAAP requirements.
The table below present Coeur’s historical statement of comprehensive income adjusted for SilverCrest’s historical results for the adjustments noted above.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income
For the Year Ended December 31, 2025

(In thousands)	Historical Coeur	Historical SilverCrest	SilverCrest IFRS to U.S. GAAP and Accounting Policy Adjustments	(Note A)	SilverCrest Arrangement Accounting Adjustments	Note		Historical Coeur Adjusted for SilverCrest
Revenue	$2,070,126	$54,977	$—		$—			$2,125,103
COSTS AND EXPENSES							$234,324,234,234
Costs applicable to sales	898,437	23,194	25	A(1)	—			921,656
Amortization	251,099	7,844	3,035	A(2)(3)	9,123	1		271,101
General and administrative	57,197	11,450	—		—			68,647
Exploration	86,592	333	—		—			86,925
Pre-development, reclamation, and other	69,788	142	133	A(3)	—			70,063
Total costs and expenses	1,363,113	42,963	3,193		9,123			1,418,392
Income from operations	707,013	12,014	(3,193)		(9,123)			706,711
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	(113)	—	—		—			(113)
Fair value adjustments, net	(342)	6,643	—		—			6,301
Interest expense, net of capitalized interest	(30,942)	100	—		—			(30,842)
Other, net	6,922	51	—		—			6,973
Total other income (expense), net	(24,475)	6,794	—		—			(17,681)
Income before income and mining taxes	682,538	18,808	(3,193)		(9,123)			689,030
Income and mining tax expense	(96,666)	(4,845)	954	A(4)	2,737	2		(97,820)
NET INCOME	$585,872	$13,963	$(2,239)		$(6,386)			$591,210
Other comprehensive income	—	—	—		—			—
COMPREHENSIVE INCOME	$585,872	$13,963	$(2,239)		$(6,386)			$591,210

NET INCOME PER SHARE
Basic income per share:
Basic	$0.96							$0.97
Diluted	$0.95							$0.96

(1) The arrangement accounting adjustment to increase Amortization for the impact of the recognition of Property, plant and equipment and mine development, net to fair value.
(2) The estimated income and mining tax expense impact of the pro forma adjustments has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.

A) IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments
IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect SilverCrest’s historical unaudited consolidated income statement on a U.S. GAAP basis for the purposes of the Unaudited Pro Forma Financial Information. In addition, material adjustments have also been made to align SilverCrest’s significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP when there is no specific difference between IFRS and U.S. GAAP.
(1) Employee-related benefits
Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.
Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.
(2) Amortization
Under U.S. GAAP, Coeur’s accounting policy amortizes certain mine development costs using the units-of production method over the estimated life of the ore body, generally based on recoverable ounces to be mined from proven and probable reserves.
Under IFRS, SilverCrest includes estimated recoverable ounces using the mineable tonnes extracted from the mine in the period as a percentage of the total mineable tonnes to be extracted in current and future periods based on mineral reserves.
This difference resulted in an additional $2.9 million of Amortization expense being recognized in the period.
(3) Reclamation and remediation liabilities
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, adjusted for inflation, associated with reclamation as a liability, at a risk-free rate, when the liability is incurred. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
This difference resulted in an additional $0.1 million of Amortization expense and $0.1 million of Pre-development, reclamation and other expenses being recognized in the period.
(4) Income taxes
The estimated income and mining tax expense impact of the IFRS to U.S. GAAP and accounting policy alignment adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.